EXHIBIT 99.1

City National Corporation Grows 2012 Net Income to $208.0 Million, Up 21 Percent From 2011; Fourth Quarter 2012 Net Income Totals $47.2 Million, or $0.87 Per Share

Loans and deposits grow at double-digit rates to record levels

Assets surpass $28 billion for the first time

LOS ANGELES, Jan. 24, 2013 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported full-year 2012 net income of $208.0 million, or $3.83 per share, up 21 percent from $172.4 million, or $3.21 per share, in 2011.

Fourth-quarter 2012 net income totaled $47.2 million, or $0.87 per share, up 8 percent from $43.9 million, or $0.82 per share in the fourth quarter of 2011.

FOURTH-QUARTER 2012 HIGHLIGHTS

  Average fourth-quarter loan and lease balances were $14.0 billion, up 14 percent from the fourth quarter of 2011 and 3 percent higher than the third quarter of 2012, excluding loans covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC). Fourth-quarter loans and leases grew $1.1 billion, or 8 percent, from September 30, 2012 to a record of $14.8 billion, excluding FDIC-covered loans. These results reflect strong loan growth across all business segments, with nearly two-thirds coming from commercial and industrial lending.
  Average deposit balances grew to a record $23.4 billion in the fourth quarter of 2012, up 14 percent from the fourth quarter of 2011 and 7 percent higher than the third quarter of 2012. Average core deposits, which equal 97 percent of total balances, were up 15 percent from the fourth quarter of 2011 and up 7 percent from the third quarter of 2012. Period-end deposits reached a record of $23.5 billion.
  Fourth-quarter results included a provision for loan and lease losses of $7.0 million, up from $2.0 million in the third quarter of 2012. Total provisions, excluding FDIC-covered loans, were $10.0 million in 2012, compared with $12.5 million in 2011.
  On November 5, 2012, City National issued $175 million of 5.50 percent non-cumulative perpetual preferred stock, which qualifies as Tier 1 capital. Net proceeds will be used to support the company's future growth and for general corporate purposes, including debt repayment.
  City National announced on November 15, 2012, that its Board of Directors had declared an accelerated quarterly common stock cash dividend of $0.25 per share and a special common stock cash dividend of $0.25 per share. The quarterly and special dividends were payable on December 18, 2012 to stockholders of record on December 3, 2012, in addition to the regular $0.25 per share dividend paid in November. The company announced today that its Board of Directors has authorized a quarterly cash dividend of $13.75 per share on the 5.50 percent non-cumulative perpetual preferred stock, Series C (equivalent to $0.34375 per related depositary share), which is payable on February 13, 2013 to shareholders of record on January 29, 2013.

"2012 was a very strong year of growth in earnings, assets, clients and capabilities for City National," said President and CEO Russell Goldsmith.  "Net income and revenue were up significantly, loan production set new records, deposits grew at double-digit rates, credit quality remained strong, and assets reached a new record of $28.6 billion.

"We increased our capabilities for clients with the acquisitions of Rochdale Investment Management and First American Equipment Finance, as well as with selected investments in people, products and technology. During the fourth quarter, the company took advantage of favorable market conditions to issue preferred stock, further enhancing its strong capital ratios and expanding its capacity and flexibility for future growth. We expanded our technology banking business to better serve the technology and life science industries, announced plans for new offices in both the San Francisco Bay Area and New York City, and added a strong mortgage warehouse lending team.

"These new capabilities, colleagues and resources, along with the strong momentum the whole company generated in the fourth quarter, strengthened City National's position and ability to serve its clients and grow its increasingly diversified businesses in 2013."

	For the three months ended			For the three
Dollars in millions,	December 31,		%	months ended	%
except per share data	2012	2011	Change	September 30, 2012	Change
Earnings Per Common Share	$ 0.87	$ 0.82	6	$ 1.10	(21)
Net Income Attributable to CNC	47.2	43.9	8	59.8	(21)

Average Assets	$ 27,255.9	$ 23,694.2	15	$ 25,654.6	6
Return on Average Assets	0.69%	0.73%	(5)	0.93%	(26)
Return on Average Common
Shareholders' Equity	8.03%	8.15%	(1)	10.35%	(22)

ASSETS

Total assets at December 31, 2012 grew to a record $28.6 billion, up 21 percent from the fourth quarter of 2011 and 9 percent from the third quarter of 2012. The year-over-year increase largely reflects strong loan growth and an increase in the company's securities portfolio due to strong deposit growth.

REVENUE

Revenue for the fourth quarter of 2012 reached $303.6 million, up 5 percent from the year-ago period but down 4 percent from the third quarter of 2012. Revenue for the full-year 2012 totaled $1.2 billion, up 7 percent from 2011.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $209.1 million in the fourth quarter of 2012, up 1 percent from the same period of 2011 but down 3 percent from the third quarter of 2012. Fully taxable-equivalent net interest income for the full-year 2012 was $850.7 million, up 8 percent from $790.3 million in 2011.

Fourth-quarter average deposits reached a record $23.4 billion, up 14 percent from the fourth quarter of 2011 and up 7 percent from the third quarter of 2012. Average deposits for the full-year 2012 totaled $21.6 billion, up 12 percent from 2011. Period-end deposits grew to $23.5 billion, up 15 percent from December 31, 2011 and up 4 percent from September 30, 2012.

Average core deposits were $22.8 billion in the fourth quarter of 2012, up 15 percent from the same period of 2011 and up 7 percent from the third quarter of 2012. Full-year 2012 average core deposits grew 13 percent from 2011 to $20.9 billion.

Fourth-quarter 2012 average noninterest-bearing deposits were up 31 percent from the same period of 2011 and up 11 percent from the third quarter of 2012. Average noninterest-bearing balances for the full-year 2012 were up 31 percent from 2011.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.4 billion in the fourth quarter of 2012, up 32 percent from the same period of 2011 and up 6 percent from the third quarter of 2012. Treasury Services deposit balances averaged $2.2 billion for the full-year 2012, up 25 percent from 2011. The increases reflect higher residential refinance activity, as well as sales of existing homes during the quarter.

Fourth-quarter average loan balances, excluding FDIC-covered loans, were $14.0 billion, up 14 percent from the fourth quarter of 2011 and up 3 percent from the third quarter of 2012. Excluding leases obtained in the company's second-quarter 2012 acquisition of First American, fourth-quarter average loan and lease balances increased 12 percent from the year-ago period.

Full-year 2012 average loans, excluding FDIC-covered loans, were $13.3 billion, up 14 percent from 2011. Excluding leases obtained in the First American acquisition, full-year 2012 average loan and lease balances increased 12 percent from the prior year.

Fourth-quarter average commercial loans were up 23 percent from the same period in 2011 and 4 percent higher than the third quarter of 2012.  The year-over-year increase was primarily due to organic loan growth, as well as the acquisition of First American.

Average balances for commercial real estate mortgages were up 24 percent from the fourth quarter of 2011, and they increased 4 percent from the third quarter of 2012. Average balances for commercial real estate construction loans were down 28 percent from the fourth quarter of 2011, and they declined 11 percent from the third quarter of 2012.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking and entertainment industry clients, were up 5 percent from the year-ago period and 2 percent higher than the third quarter of 2012.

Average securities for the fourth quarter of 2012 totaled $9.7 billion, up 26 percent from the fourth quarter of 2011 and up 12 percent from the third quarter of 2012. The average duration of total securities at December 31, 2012 was 2.9, compared to 2.4 at December 31, 2011 and 2.8 at the end of the third quarter of 2012.

City National's net interest margin in the fourth quarter of 2012 averaged 3.27 percent, compared with 3.70 percent in the fourth quarter of 2011 and 3.58 percent in the third quarter of 2012. For the full-year 2012, City National's net interest margin averaged 3.61 percent, compared with 3.79 percent in the previous year. The declines were due primarily to strong deposit growth and lower yields on loans and securities. The company continued to invest a large share of its growing deposits in securities and other liquid assets.

Fourth-quarter net interest income included $17.5 million from the FDIC-covered loans that were repaid or charged off during the quarter. This compares with $18.9 million in the fourth quarter of 2011 and $22.2 million in the third quarter of 2012.

At December 31, 2012, City National's prime lending rate was 3.25 percent, unchanged from both December 31, 2011 and September 30, 2012.

	For the three months ended			For the three
	December 31,		%	months ended	%
Dollars in millions	2012	2011	Change	September 30, 2012	Change
Average Loans and Leases,
excluding Covered Loans	$ 13,984.2	$ 12,213.4	14	$ 13,587.5	3
Average Covered Loans	1,089.9	1,554.2	(30)	1,207.0	(10)
Average Total Securities	9,652.7	7,641.5	26	8,631.4	12
Average Earning Assets	25,468.0	22,083.9	15	23,892.0	7
Average Deposits	23,386.3	20,500.1	14	21,940.8	7
Average Core Deposits	22,781.3	19,781.8	15	21,208.5	7
Fully Taxable-Equivalent
Net Interest Income	209.1	206.0	1	214.8	(3)
Net Interest Margin	3.27%	3.70%	(12)	3.58%	(9)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $1.0 billion at the end of the fourth quarter of 2012, compared to $1.5 billion at December 31, 2011 and $1.2 billion at September 30, 2012.

In the fourth quarter of 2012, the company recorded a $3.5 million non-cash net gain to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. That total compared with $2.6 million in the third quarter. The fourth-quarter gain reflects a $6.5 million provision for losses on covered loans and an offsetting $10.0 million of noninterest income related to City National's loss-sharing agreements with the FDIC.  In addition to the $3.5 million non-cash gain for the quarter, the company recognized $0.7 million of other covered assets expense. Income, net of expense, from FDIC-covered assets, excluding the base yield, totaled $2.8 million in the fourth quarter of 2012, up from $1.8 million in the third quarter of 2012. (The base yield is the yield on covered assets, excluding income related to covered loans that are repaid or charged off.)

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its four FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $58.3 million at December 31, 2012, compared to $98.5 million in the fourth quarter of 2011 and $83.6 million at the end of the third quarter of 2012.

NONINTEREST INCOME

Noninterest income was $99.9 million in the fourth quarter of 2012, up 16 percent from the fourth quarter of 2011 but down 7 percent from the third quarter of 2012. The increase from the year-earlier period was due largely to City National's third-quarter 2012 acquisition of Rochdale, lease income from the First American acquisition and higher international services income. The decrease from the third quarter of 2012 was primarily attributable to lower distribution income from investments.

City National's noninterest income totaled $357.6 million for the full year of 2012, up 5 percent from 2011.

In the fourth quarter of 2012, noninterest income accounted for 33 percent of City National's total revenue, compared to 30 percent in the fourth quarter of 2011 and 34 percent in the third quarter of 2012.

Wealth Management

City National's assets under management totaled $38.2 billion as of December 31, 2012, up 22 percent from the same period of 2011 and 1 percent higher than the third quarter of 2012.

Trust and investment fees were $44.0 million, up 33 percent from the fourth quarter of 2011 and 1 percent higher than the third quarter of 2012. Full-year trust and investment fee income rose 10 percent from 2011.  The year-over-year increases were due primarily to the Rochdale acquisition, as well as higher sales and market appreciation.

Brokerage and mutual fund fees totaled $8.4 million, up 74 percent from the year-earlier period but down 7 percent from the third quarter of 2012. Brokerage and mutual fund fee income was $27.8 million for the full-year 2012, up 36 percent from 2011. The year-over-year increases in brokerage and mutual fund fees were due to the acquisition of Rochdale, as well as slightly higher short-term interest rates.

	At or for the			At or for the
	three months ended			three months
	December 31,		%	ended	%
Dollars in millions	2012	2011	Change	September 30, 2012	Change
Trust and Investment Fee Revenue	$ 44.0	$ 33.0	33	$ 43.5	1
Brokerage and Mutual Fund Fees	8.4	4.8	74	9.1	(7)
Assets Under Management (1)	38,239.8	31,326.3	22	38,043.1	1
Assets Under Management
or Administration (1)(2)	56,680.3	46,490.3	22	56,671.8	0

(1) Excludes $21.7 billion, $19.8 billion and $16.0 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2012, September 30, 2012 and December 31, 2011, respectively.
(2) Assets under administration have been revised to exclude City National's investments that were held in custody and serviced by the company's wealth management business. Prior period balances have been reclassified to conform to current period presentation.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees was $11.5 million, up 7 percent from the fourth quarter of 2011 but virtually unchanged from the third quarter of 2012. Full-year 2012 cash management and deposit transaction fee income was $45.6 million, up 3 percent from 2011. The year-over-year increases were due to new product sales and growth in transaction volumes.

Fee income from foreign exchange services and letters of credit totaled $11.3 million in the fourth quarter of 2012, up 29 percent from the fourth quarter of 2011 and 16 percent higher than the third quarter of 2012. Full-year 2012 foreign exchange services and letters of credit fee income totaled $40.0 million, up 10 percent from 2011.  The increases largely reflect increased client activity and the addition of new relationships.

Other income was $24.2 million in the fourth quarter of 2012, up 39 percent from the fourth quarter of 2011 but down 13 percent from the third quarter of 2012. The increase from the year-ago period was due largely to the First American acquisition, as well as growth of income from client swap transactions and higher distribution income from investments. The increase was partly offset by lower gains on transfers of covered loans to OREO. Other income for the full-year 2012 was $82.9 million, up 9 percent from 2011.

NONINTEREST EXPENSE

City National's fourth-quarter 2012 noninterest expense amounted to $222.0 million, up 12 percent from the fourth quarter of 2011 and 7 percent higher than the third quarter of 2012. The year-over-year increase was due largely to the Rochdale and First American acquisitions, as well as higher premises costs. Fourth-quarter 2012 results also included $4.7 million, or $0.05 per share, in legal and professional fees and expense related to the resolution of a legal claim. This was partly offset by lower OREO expense. Noninterest expense for the full-year 2012 amounted to $825.1 million, up 2 percent from 2011.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the fourth quarter of 2012 totaled $2.0 million, or 0.06 percent of total loans and leases on an annualized basis. The company realized net charge-offs of $5.5 million, or 0.18 percent, in the fourth quarter of 2011 and $2.2 million, or 0.06 percent, in the third quarter of 2012. Net recoveries for the full-year 2012 were $7.1 million, or 0.05 percent of total loans and leases. This compares with net charge-offs of $5.4 million in 2011.

At December 31, 2012, nonperforming assets amounted to $120.8 million, or 0.81 percent of the company's total loans and leases and OREO, compared to $142.8 million, or 1.16 percent, at December 31, 2011 and $130.5 million, or 0.95 percent, at September 30, 2012.

Nonaccrual loans at December 31, 2012 were $99.8 million, compared to $112.0 million at December 31, 2011 and $103.5 million at September 30, 2012. Criticized and classified loans declined from the third quarter of 2012, and overall credit trends remain favorable.

	As of		As of		As of
	December 31, 2012		September 30, 2012		December 31, 2011
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 6,949.1	$ 9.2	$ 6,264.6	$ 18.8	$ 5,246.1	$ 19.9
Commercial Real Estate Mortgages	2,829.7	33.2	2,463.7	36.6	2,110.8	21.9
Residential Mortgages	3,962.2	9.6	3,897.7	11.7	3,763.2	9.8
Real Estate Construction	222.8	40.9	242.1	29.0	315.6	50.9
Equity Lines of Credit	711.7	6.4	719.0	6.9	741.1	8.6
Other Loans	142.8	0.5	137.6	0.5	132.6	0.9
Total Loans (1)	$ 14,818.3	$ 99.8	$ 13,724.7	$ 103.5	$ 12,309.4	$ 112.0
Other Real Estate Owned (1)		21.0		27.0		30.8
Total Nonperforming Assets, excluding
Covered Assets		$ 120.8		$ 130.5		$ 142.8

(1) Excludes covered loans, net of allowance, of $1.0 billion, $1.1 billion and $1.4 billion at December 31, 2012, September 30, 2012 and December 31, 2011, respectively, and covered other real estate owned of $58.3 million, $83.6 million and $98.5 million at December 31, 2012, September 30, 2012 and December 31, 2011, respectively.

City National recorded a provision for credit losses of $7.0 million in the fourth quarter of 2012, bringing its total provisions for the year to $10.0 million. The company recorded total provisions of $12.5 million in 2011, including $5.0 million in the fourth quarter of 2011.

At December 31, 2012, City National's allowance for loan and lease losses totaled $277.9 million, or 1.88 percent of total loans and leases. That compares with $262.6 million, or 2.13 percent, at December 31, 2011 and $268.4 million, or 1.96 percent, at the end of the third quarter of 2012. The company also maintains an additional $24.8 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $2.0 million in the fourth quarter of 2012. This compares to net charge-offs of $12.5 million in the year-earlier period and $4.9 million in the third quarter of 2012. Net recoveries in the full year of 2012 amounted to $10.4 million, compared to net charge-offs of $14.8 million in 2011.

Commercial loans on nonaccrual totaled $9.2 million in the fourth quarter of 2012, compared to $19.9 million at December 31, 2011 and $18.8 million at September 30, 2012.

Construction Loans

City National's $222.8 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio now represents less than 2 percent of the company's total loans.

Fourth-quarter net recoveries of construction loans were $0.2 million, compared to net recoveries of $6.9 million in the fourth quarter of 2011 and $3.1 million in the third quarter of 2012. Full-year net charge-offs of construction loans were $1.5 million, compared to net recoveries of $5.0 million in 2011.

At December 31, 2012, construction loans on nonaccrual totaled $40.9 million, compared to $50.9 million at December 31, 2011 and $29.0 million at September 30, 2012.

Commercial Real Estate Mortgage Loans

Fourth-quarter net charge-offs in the company's $2.8 billion commercial real estate mortgage portfolio were $0.3 million, compared to net charge-offs of $0.1 million in the fourth quarter of 2011 and $0.2 million in the third quarter of 2012. Full-year net charge-offs were $0.1 million, compared to net recoveries of $6.9 million in 2011.

Commercial real estate mortgage loans on nonaccrual totaled $33.2 million, compared to $21.9 million at December 31, 2011 and $36.6 million at September 30, 2012.

Residential Mortgage Loans and Equity Lines of Credit

City National's $4.0 billion residential mortgage portfolio and $0.7 billion home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.2 million in net charge-offs in the fourth quarter of 2012, compared to net charge-offs of $0.6 million at September 30, 2012 and $0.4 million at December 31, 2011.  Full-year 2012 net charge-offs amounted to $2.7 million, compared to $2.8 million in 2011.

Residential mortgage loans and lines of credit on nonaccrual were $16.0 million in the fourth quarter of 2012, compared to $18.4 million in the fourth quarter of 2011 and $18.6 million in the third quarter of 2012.

INCOME TAXES

City National's effective tax rate for the fourth quarter of 2012 was 30.5 percent, down from 33.9 percent in the year-earlier period. The company's full-year 2012 effective tax rate was 32.1 percent, up from 30.6 percent in the prior year. The increases were due largely to higher pretax income.

CAPITAL LEVELS

City National remains well-capitalized, ending the fourth quarter of 2012 with a Tier 1 common shareholders' equity ratio of 8.5 percent, compared to 10.2 percent at December 31, 2011 and 9.1 percent at September 30, 2012.1 The change from the year-earlier period is a reflection of asset growth and the acquisitions of Rochdale and First American.

Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2012 were 12.5 percent and 9.4 percent, respectively. City National's Tier 1 leverage ratio at December 31, 2012 was 6.6 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at September 30, 2012 were 12.4 percent, 9.1 percent and 6.3 percent, respectively.

The increase in Total and Tier 1 capital ratios from the third quarter was due primarily to the company's issuance of $175 million of preferred stock on November 5, 2012.

The period-end ratio of equity to total assets at December 31, 2012 was 8.8 percent, compared to 9.1 percent at December 31, 2011 and 8.9 percent at September 30, 2012.

2013 OUTLOOK

Given particularly strong growth in net income in 2012, management expects net income to grow very modestly in 2013. Nonetheless, loan and deposit balances are expected to increase, and credit quality should remain strong, though rising loan balances may require a somewhat higher loan-loss provision. Low interest rates and a very flat yield curve will continue to put pressure on the company's net interest margin. This outlook reflects management's expectations for the continuation of moderate economic growth throughout 2013.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss fourth-quarter 2012 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 80288825.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 78 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $56.7 billion in client investment assets, including more than $38.2 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

 SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) volatility in the municipal bond market; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; (21) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; and (22) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2012 and subsequently filed quarterly reports on Form 10-Q.

1 For notes on non-GAAP measures, see page 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Twelve Months
For The Period Ended December 31,	2012	2011	% Change	2012	2011	% Change
Per Common Share
Net income attributable to City National Corporation
Basic	$ 0.87	$ 0.82	6	$ 3.85	$ 3.24	19
Diluted	0.87	0.82	6	3.83	3.21	19
Dividends	0.75	0.20	275	1.50	0.80	88
Book value				43.89	40.86	7

Results of Operations: (In millions)
Interest income	$ 218	$ 215	1	$ 887	$ 843	5
Interest expense	14	13	6	56	70	(21)
Net interest income	204	202	1	831	773	7
Net interest income (Fully taxable-equivalent)	209	206	1	851	790	8
Total revenue	304	288	5	1,188	1,115	7
Provision for credit losses on loans and leases, excluding covered loans	7	5	40	10	13	(20)
Provision for losses on covered loans	6	18	(63)	45	44	4
Net income attributable to City National Corporation	47	44	8	208	172	21

Financial Ratios:
Performance Ratios:
Return on average assets	0.69%	0.73%		0.82%	0.77%
Return on average common shareholders' equity	8.03	8.15		9.20	8.38
Period-end equity to period-end assets				8.75	9.06
Net interest margin	3.27	3.70		3.61	3.79
Expense to revenue ratio	68.90	62.73		65.29	65.53
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.60	6.77
Tier 1 risk-based capital				9.41	10.26
Total risk-based capital				12.52	12.83

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.88%	2.13%
Nonaccrual loans				278.48	234.37
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.81	1.16
Total assets				0.42	0.60
Net recoveries (charge-offs) to average total loans and leases, excluding covered loans (annualized)	0.06%	(0.18)%		0.05%	(0.05)%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 13,984	$ 12,213	14	$ 13,285	$ 11,698	14
Covered loans	1,090	1,554	(30)	1,269	1,699	(25)
Securities	9,653	7,642	26	8,496	6,635	28
Interest-earning assets	25,468	22,084	15	23,564	20,842	13
Assets	27,256	23,694	15	25,236	22,528	12
Core deposits	22,781	19,782	15	20,937	18,512	13
Deposits	23,386	20,500	14	21,629	19,306	12
Interest-bearing liabilities	10,136	10,359	(2)	10,056	10,614	(5)
Common shareholders' equity	2,342	2,136	10	2,261	2,058	10
Total equity	2,432	2,136	14	2,283	2,077	10

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 14,818	$ 12,309	20
Covered loans				1,031	1,482	(30)
Securities				10,719	8,102	32
Assets				28,618	23,666	21
Core deposits				22,938	19,728	16
Deposits				23,502	20,388	15
Common shareholders' equity				2,335	2,145	9
Total equity				2,505	2,145	17

Wealth Management: (In millions) (1)
Assets under management				$ 38,240	$ 31,326	22
Assets under management or administration (2)				56,680	46,490	22

(1) Excludes $21.7 billion and $16.0 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2012 and December 31, 2011, respectively.
(2) Assets under administration have been revised to exclude City National's investments that were held in custody and serviced by the company's wealth management business. Prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended December 31,			Twelve Months Ended December 31,
except per share data)	2012	2011	% Change	2012	2011	% Change
Interest income	$ 218,302	$ 215,252	1	$ 886,551	$ 843,090	5
Interest expense	14,580	13,695	6	55,715	70,100	(21)
Net interest income	203,722	201,557	1	830,836	772,990	7

Provision for credit losses on loans and leases, excluding covered loans	7,000	5,000	40	10,000	12,500	(20)
Provision for losses on covered loans	6,498	17,667	(63)	45,346	43,646	4

Noninterest income
Trust and investment fees	44,026	32,995	33	155,224	140,732	10
Brokerage and mutual fund fees	8,424	4,836	74	27,804	20,440	36
Cash management and deposit transaction fees	11,480	10,689	7	45,649	44,305	3
International services	11,342	8,783	29	39,963	36,466	10
FDIC loss sharing (expense) income, net	(2,524)	7,633	(133)	(6,017)	(8,637)	(30)
Gain on disposal of assets	2,892	4,263	(32)	11,293	20,300	(44)
Gain (loss) on securities	13	(273)	105	822	4,415	(81)
Gain on acquisition	--	--	--	--	8,164	(100)
Other	24,225	17,476	39	82,865	75,682	9
Total noninterest income	99,878	86,402	16	357,603	341,867	5

Noninterest expense
Salaries and employee benefits	123,812	112,822	10	479,302	448,702	7
Net occupancy of premises	17,554	13,616	29	61,534	54,340	13
Legal and professional fees	17,844	10,846	65	52,840	49,955	6
Information services	8,896	8,359	6	34,244	32,097	7
Depreciation and amortization	8,720	7,014	24	32,485	27,596	18
Amortization of intangibles	1,932	1,350	43	7,268	7,727	(6)
Marketing and advertising	9,111	8,101	12	30,665	28,920	6
Office services and equipment	4,735	4,234	12	17,848	17,968	(1)
Other real estate owned	9,869	15,233	(35)	38,253	65,044	(41)
FDIC assessments	4,499	4,480	0	18,117	29,480	(39)
Other	15,044	12,174	24	52,582	43,266	22
Total noninterest expense	222,016	198,229	12	825,138	805,095	2

Income before taxes	68,086	67,063	2	307,955	253,616	21

Applicable income taxes	20,780	22,758	(9)	98,822	77,561	27

Net income	$ 47,306	$ 44,305	7	$ 209,133	$ 176,055	19

Less: Net income attributable to noncontrolling interest	60	445	(87)	1,084	3,634	(70)

Net income attributable to City National Corporation	$ 47,246	$ 43,860	8	$ 208,049	$ 172,421	21

Other Data:
Earnings per common share - basic	$ 0.87	$ 0.82	6	$ 3.85	$ 3.24	19
Earnings per common share - diluted	$ 0.87	$ 0.82	6	$ 3.83	$ 3.21	19
Dividends paid per common share	$ 0.75	$ 0.20	275	$ 1.50	$ 0.80	88
Common dividend payout ratio	86.16%	24.25%	255	38.96%	24.64%	58
Return on average assets	0.69%	0.73%	(5)	0.82%	0.77%	6
Return on average common shareholders' equity	8.03%	8.15%	(1)	9.20%	8.38%	10
Net interest margin (Fully taxable-equivalent)	3.27%	3.70%	(12)	3.61%	3.79%	(5)
Full-time equivalent employees	3,472	3,256	7

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,302	$ 224,768	$ 229,889	$ 213,592	$ 886,551
Interest expense	14,580	14,846	13,410	12,879	55,715
Net interest income	203,722	209,922	216,479	200,713	830,836

Provision for credit losses on loans and leases, excluding covered loans	7,000	2,000	1,000	--	10,000
Provision for losses on covered loans	6,498	18,089	13,293	7,466	45,346

Noninterest income
Trust and investment fees	44,026	43,477	34,067	33,654	155,224
Brokerage and mutual fund fees	8,424	9,059	5,293	5,028	27,804
Cash management and deposit transaction fees	11,480	11,526	11,475	11,168	45,649
International services	11,342	9,819	10,017	8,785	39,963
FDIC loss sharing (expense) income, net	(2,524)	1,667	(6,026)	866	(6,017)
Gain on disposal of assets	2,892	3,199	3,011	2,191	11,293
Gain (loss) on securities	13	817	(457)	449	822
Other	24,225	27,693	17,388	13,559	82,865
Total noninterest income	99,878	107,257	74,768	75,700	357,603

Noninterest expense
Salaries and employee benefits	123,812	120,210	115,035	120,245	479,302
Net occupancy of premises	17,554	16,238	14,056	13,686	61,534
Legal and professional fees	17,844	11,757	11,359	11,880	52,840
Information services	8,896	8,660	8,539	8,149	34,244
Depreciation and amortization	8,720	8,324	8,013	7,428	32,485
Amortization of intangibles	1,932	1,932	1,518	1,886	7,268
Marketing and advertising	9,111	7,141	7,597	6,816	30,665
Office services and equipment	4,735	4,673	4,492	3,948	17,848
Other real estate owned	9,869	8,749	7,541	12,094	38,253
FDIC assessments	4,499	4,616	4,523	4,479	18,117
Other	15,044	15,586	11,843	10,109	52,582
Total noninterest expense	222,016	207,886	194,516	200,720	825,138

Income before taxes	68,086	89,204	82,438	68,227	307,955

Applicable income taxes	20,780	29,052	27,271	21,719	98,822

Net income	$ 47,306	$ 60,152	$ 55,167	$ 46,508	$ 209,133

Less: Net income attributable to noncontrolling interest	60	372	409	243	1,084

Net income attributable to City National Corporation	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049

Other Data:
Earnings per common share - basic	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85
Earnings per common share - diluted	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83
Dividends paid per common share	$ 0.75	$ 0.25	$ 0.25	$ 0.25	$ 1.50
Common dividend payout ratio	86.16%	22.63%	24.57%	28.91%	38.96%
Return on average assets	0.69%	0.93%	0.90%	0.79%	0.82%
Return on average common shareholders' equity	8.03%	10.35%	9.86%	8.58%	9.20%
Net interest margin (Fully taxable-equivalent)	3.27%	3.58%	3.91%	3.74%	3.61%
Full-time equivalent employees	3,472	3,439	3,330	3,235

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2011
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 215,252	$ 216,892	$ 210,136	$ 200,810	$ 843,090
Interest expense	13,695	17,576	19,309	19,520	70,100
Net interest income	201,557	199,316	190,827	181,290	772,990

Provision for credit losses on loans and leases, excluding covered loans	5,000	7,500	--	--	12,500
Provision for losses on covered loans	17,667	5,147	1,716	19,116	43,646

Noninterest income
Trust and investment fees	32,995	35,412	36,687	35,638	140,732
Brokerage and mutual fund fees	4,836	5,079	4,864	5,661	20,440
Cash management and deposit transaction fees	10,689	10,986	10,905	11,725	44,305
International services	8,783	10,352	9,015	8,316	36,466
FDIC loss sharing income (expense), net	7,633	(14,191)	(10,684)	8,605	(8,637)
Gain on disposal of assets	4,263	5,191	8,422	2,424	20,300
(Loss) gain on securities	(273)	3,327	1,395	(34)	4,415
Gain on acquisition	--	--	8,164	--	8,164
Other	17,476	13,479	23,169	21,558	75,682
Total noninterest income	86,402	69,635	91,937	93,893	341,867

Noninterest expense
Salaries and employee benefits	112,822	112,729	112,139	111,012	448,702
Net occupancy of premises	13,616	13,713	13,665	13,346	54,340
Legal and professional fees	10,846	14,242	14,790	10,077	49,955
Information services	8,359	7,906	8,335	7,497	32,097
Depreciation and amortization	7,014	6,930	6,904	6,748	27,596
Amortization of intangibles	1,350	2,105	2,104	2,168	7,727
Marketing and advertising	8,101	6,675	7,626	6,518	28,920
Office services and equipment	4,234	4,456	4,672	4,606	17,968
Other real estate owned	15,233	13,160	22,162	14,489	65,044
FDIC assessments	4,480	6,670	8,524	9,806	29,480
Other	12,174	9,051	10,911	11,130	43,266
Total noninterest expense	198,229	197,637	211,832	197,397	805,095

Income before taxes	67,063	58,667	69,216	58,670	253,616

Applicable income taxes	22,758	16,267	20,650	17,886	77,561

Net income	$ 44,305	$ 42,400	$ 48,566	$ 40,784	$ 176,055

Less: Net income attributable to noncontrolling interest	445	1,002	1,095	1,092	3,634

Net income attributable to City National Corporation	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421

Other Data:
Earnings per common share - basic	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24
Earnings per common share - diluted	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21
Dividends paid per common share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.80
Common dividend payout ratio	24.25%	25.70%	22.40%	26.65%	24.64%
Return on average assets	0.73%	0.71%	0.87%	0.75%	0.77%
Return on average common shareholders' equity	8.15%	7.85%	9.39%	8.16%	8.38%
Net interest margin (Fully taxable-equivalent)	3.70%	3.79%	3.85%	3.84%	3.79%
Full-time equivalent employees	3,256	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2012
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 151,969	$ 235,038	$ 162,894	$ 210,799
Due from banks - interest-bearing	246,336	335,300	106,109	101,375
Federal funds sold	17,100	19,500	162,000	156,000
Securities available-for-sale	9,205,989	7,872,064	6,865,881	6,838,710
Securities held-to-maturity	1,398,403	1,174,161	1,100,229	996,613
Trading securities	115,059	64,749	62,585	82,589
Loans and leases:
Commercial	6,949,073	6,264,562	6,086,947	5,573,782
Commercial real estate mortgages	2,829,694	2,463,664	2,424,333	2,213,114
Residential mortgages	3,962,205	3,897,690	3,822,630	3,805,807
Real estate construction	222,780	242,137	301,829	313,409
Equity lines of credit	711,750	718,966	741,270	715,997
Installment	142,793	137,632	130,200	125,793
Loans and leases, excluding covered loans	14,818,295	13,724,651	13,507,209	12,747,902
Allowance for loan and lease losses	(277,888)	(268,440)	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	14,540,407	13,456,211	13,237,675	12,481,825
Covered loans, net (1)	986,223	1,099,359	1,216,988	1,335,685
Net loans and leases	15,526,630	14,555,570	14,454,663	13,817,510
Premises and equipment, net	149,433	147,621	147,245	143,238
Goodwill and other intangibles	690,761	691,765	589,114	521,717
Other real estate owned (2)	79,303	110,673	117,501	107,530
FDIC indemnification asset	150,018	160,991	170,654	185,392
Other assets	887,491	884,096	863,098	877,016
Total assets	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 14,264,797	$ 13,432,413	$ 12,187,075	$ 11,550,000
Interest-bearing	9,237,558	9,079,903	8,921,977	9,237,737
Total deposits	23,502,355	22,512,316	21,109,052	20,787,737
Short-term borrowings	1,423,798	211,739	322,077	222,776
Long-term debt	706,051	706,035	712,280	482,024
Other liabilities	439,858	449,728	361,300	302,951
Total liabilities	26,072,062	23,879,818	22,504,709	21,795,488

Redeemable noncontrolling interest	41,112	41,386	41,899	43,436

Shareholders' equity
Preferred stock	169,920	--	--	--
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	490,339	485,975	491,439	489,717
Accumulated other comprehensive income	86,582	93,924	82,807	81,342
Retained earnings	1,738,957	1,732,417	1,686,163	1,644,861
Treasury shares	(34,366)	(35,878)	(58,930)	(70,241)
Total common shareholders' equity	2,335,398	2,330,324	2,255,365	2,199,565
Total shareholders' equity	2,505,318	2,330,324	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $44.8 million, $45.0 million, $43.1 million and $61.5 million of allowance for loan losses as of December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $58.3 million, $83.6 million, $82.8 million and $78.5 million covered by FDIC loss share at December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2011
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 168,376	$ 249,496	$ 181,203	$ 203,600
Due from banks - interest-bearing	76,438	144,754	725,304	743,569
Federal funds sold	--	100,000	123,000	100,000
Securities available-for-sale	7,571,901	7,185,288	6,348,055	5,849,390
Securities held-to-maturity	467,680	--	--	--
Trading securities	61,975	93,707	125,829	81,287
Loans and leases:
Commercial	5,246,081	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,110,749	2,059,114	1,930,269	1,902,862
Residential mortgages	3,763,218	3,742,768	3,710,765	3,603,058
Real estate construction	315,609	335,712	355,014	415,241
Equity lines of credit	741,081	728,890	735,899	733,567
Installment	132,647	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,309,385	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(262,557)	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	12,046,828	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,417,289	1,550,103	1,657,004	1,684,068
Net loans and leases	13,464,117	13,450,964	13,054,194	12,690,396
Premises and equipment, net	143,641	140,871	134,511	131,345
Goodwill and other intangibles	522,753	524,103	526,207	527,419
Other real estate owned (2)	129,340	147,369	162,541	178,164
FDIC indemnification asset	204,259	212,809	261,734	270,576
Other assets	855,811	854,899	883,511	860,186
Total assets	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 11,146,627	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,240,955	9,600,534	9,861,695	9,721,062
Total deposits	20,387,582	19,909,081	19,265,120	18,477,939
Short-term borrowings	50,000	30,640	149,771	151,663
Long-term debt	697,778	699,983	701,829	703,173
Other liabilities	341,439	301,387	281,622	246,517
Total liabilities	21,476,799	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	44,643	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	489,200	489,037	485,064	480,918
Accumulated other comprehensive income	72,372	82,467	56,293	26,535
Retained earnings	1,611,969	1,578,747	1,547,989	1,511,153
Treasury shares	(82,578)	(83,672)	(84,311)	(86,954)
Total shareholders' equity	2,144,849	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	--	25,089	25,089
Total equity	2,144,849	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $64.6 million, $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $98.5 million, $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2012					2011
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 268,440	$ 269,534	$ 266,077	$ 262,557	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 257,007	$ 257,007

Net recoveries/(charge-offs):
Commercial	2,002	(4,936)	8,092	5,283	10,441	(12,534)	(2,915)	2,616	(1,937)	(14,770)
Commercial real estate mortgages	(290)	(241)	1,113	(666)	(84)	(87)	(452)	1,269	6,212	6,942
Residential mortgages	(7)	(535)	(543)	(494)	(1,579)	(52)	(163)	(253)	(615)	(1,083)
Real estate construction	170	3,105	(4,839)	104	(1,460)	6,860	(6,233)	577	3,826	5,030
Equity lines of credit	(169)	(32)	(808)	(154)	(1,163)	(377)	(512)	(120)	(757)	(1,766)
Installment	319	454	(274)	417	916	670	(309)	106	(202)	265
Total net recoveries/(charge-offs)	2,025	(2,185)	2,741	4,490	7,071	(5,520)	(10,584)	4,195	6,527	(5,382)

Provision for credit losses	7,000	2,000	1,000	--	10,000	5,000	7,500	--	--	12,500

Transfers from (to) reserve for off-balance sheet credit commitments	423	(909)	(284)	(970)	(1,740)	(271)	499	(1,618)	(178)	(1,568)

Balance at end of period	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 277,888	$ 262,557	$ 263,348	$ 265,933	$ 263,356	$ 262,557

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.12%	(0.32)%	0.56%	0.40%	0.18%	(0.96)%	(0.23)%	0.22%	(0.18)%	(0.31)%
Commercial real estate mortgages	(0.04)%	(0.04)%	0.20%	(0.12)%	(0.00)%	(0.02)%	(0.09)%	0.27%	1.31%	0.35%
Residential mortgages	(0.00)%	(0.06)%	(0.06)%	(0.05)%	(0.04)%	(0.01)%	(0.02)%	(0.03)%	(0.07)%	(0.03)%
Real estate construction	0.29%	4.65%	(6.26)%	0.13%	(0.52)%	8.29%	(7.14)%	0.59%	3.46%	1.33%
Equity lines of credit	(0.09)%	(0.02)%	(0.44)%	(0.09)%	(0.16)%	(0.20)%	(0.28)%	(0.07)%	(0.42)%	(0.24)%
Installment	0.91%	1.34%	(0.85)%	1.30%	0.69%	2.00%	(0.94)%	0.32%	(0.55)%	0.19%
Total loans and leases, excluding covered loans	0.06%	(0.06)%	0.08%	0.15%	0.05%	(0.18)%	(0.36)%	0.15%	0.24%	(0.05)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 25,260	$ 24,351	$ 24,067	$ 23,097	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 21,529	$ 21,529
Transfers (to) from allowance	(423)	909	284	970	1,740	271	(499)	1,618	178	1,568
Balance at end of period	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 24,837	$ 23,097	$ 22,826	$ 23,325	$ 21,707	$ 23,097

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 44,978	$ 43,147	$ 61,471	$ 64,565	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 67,389	$ 67,389
Provision for losses	6,498	18,089	13,293	7,466	45,346	17,667	5,147	1,716	19,116	43,646
Net charge-offs	--	--	--	--	--	--	(325)	--	--	(325)
Reduction in allowance due to loan removals	(6,695)	(16,258)	(31,617)	(10,560)	(65,130)	(14,855)	(10,698)	(16,103)	(4,489)	(46,145)
Balance at end of period	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 44,781	$ 64,565	$ 61,753	$ 67,629	$ 82,016	$ 64,565

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2012				2011
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 9,207	$ 18,848	$ 19,056	$ 19,584	$ 19,888	$ 34,937	$ 24,337	$ 19,297
Commercial real estate mortgages	33,198	36,580	28,780	21,071	21,948	20,746	26,676	28,028
Residential mortgages	9,603	11,680	14,064	13,628	9,771	10,512	14,211	14,544
Real estate construction	40,882	28,963	29,676	48,964	50,876	70,827	60,543	81,448
Equity lines of credit	6,424	6,946	6,505	8,831	8,669	8,401	6,668	6,676
Installment	473	477	575	729	874	707	365	7,399
Total nonaccrual loans, excluding covered loans	99,787	103,494	98,656	112,807	112,026	146,130	132,800	157,392

Other real estate owned, excluding covered OREO	21,027	27,055	34,667	29,074	30,790	44,521	47,634	56,342

Total nonperforming assets, excluding covered assets	$ 120,814	$ 130,549	$ 133,323	$ 141,881	$ 142,816	$ 190,651	$ 180,434	$ 213,734

Nonperforming covered assets
Nonaccrual loans	$ --	$ --	$ 422	$ 422	$ 422	$ 1,023	$ 1,408	$ 2,343
Other real estate owned	58,276	83,618	82,834	78,456	98,550	102,848	114,907	121,822
Total nonperforming covered assets	$ 58,276	$ 83,618	$ 83,256	$ 78,878	$ 98,972	$ 103,871	$ 116,315	$ 124,165

Loans 90 days or more past due on accrual status, excluding covered loans	$ 981	$ 433	$ 2,065	$ 654	$ 453	$ 379	$ 7,214	$ 3,679

Covered loans 90 days or more past due on accrual status	$ 112,396	$ 140,041	$ 190,005	$ 265,175	$ 330,169	$ 336,193	$ 368,379	$ 390,267

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	278.48%	259.38%	273.21%	235.87%	234.37%	180.21%	200.25%	167.32%
Total nonperforming assets, excluding covered assets	230.01%	205.62%	202.17%	187.54%	183.84%	138.13%	147.39%	123.22%
Total loans and leases, excluding covered loans	1.88%	1.96%	2.00%	2.09%	2.13%	2.16%	2.28%	2.34%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.67%	0.75%	0.73%	0.88%	0.91%	1.20%	1.14%	1.40%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.81%	0.95%	0.98%	1.11%	1.16%	1.56%	1.54%	1.89%
Total assets	0.42%	0.50%	0.54%	0.59%	0.60%	0.83%	0.80%	0.99%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,395	3.89%	$ 6,128	3.97%	$ 5,845	4.16%	$ 5,319	3.94%	$ 5,923	3.99%
Commercial real estate mortgages	2,574	4.34	2,464	4.45	2,295	4.70	2,166	4.87	2,376	4.57
Residential mortgages	3,928	3.95	3,865	4.11	3,815	4.28	3,777	4.36	3,847	4.17
Real estate construction	236	5.33	265	5.67	311	4.31	314	5.33	281	5.13
Equity lines of credit	711	3.52	731	3.52	731	3.53	727	3.58	725	3.54
Installment	140	4.48	135	4.51	129	4.60	129	4.67	133	4.56
Total loans and leases, excluding covered loans	13,984	4.00	13,588	4.10	13,126	4.27	12,432	4.26	13,285	4.15
Covered loans	1,090	13.09	1,207	13.92	1,341	14.51	1,439	10.63	1,269	12.97
Total loans and leases	15,074	4.65	14,795	4.90	14,467	5.22	13,871	4.93	14,554	4.92
Due from banks - interest-bearing	441	0.26	247	0.26	293	0.24	167	0.22	287	0.25
Federal funds sold and securities purchased under resale agreements	191	0.29	105	0.28	137	0.28	15	0.28	112	0.28
Securities	9,653	1.91	8,631	2.16	7,755	2.37	7,929	2.40	8,496	2.19
Other interest-earning assets	109	3.75	114	2.40	117	2.39	121	2.30	115	2.69
Total interest-earning assets	25,468	3.49	23,892	3.82	22,769	4.15	22,103	3.97	23,564	3.85
Allowance for loan and lease losses	(317)		(319)		(331)		(335)		(326)
Cash and due from banks	231		184		148		141		176
Other non-earning assets	1,874		1,898		1,777		1,736		1,822
Total assets	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,098	0.08%	$ 1,981	0.09%	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,981	0.10%
Money market accounts	5,907	0.11	5,838	0.11	5,856	0.13	6,018	0.15	5,904	0.13
Savings deposits	384	0.12	371	0.14	360	0.14	358	0.14	368	0.14
Time deposits - under $100,000	210	0.41	220	0.51	228	0.50	242	0.49	225	0.48
Time deposits -- $100,000 and over	605	0.44	732	0.41	733	0.45	697	0.51	692	0.45
Total interest-bearing deposits	9,204	0.14	9,142	0.14	9,067	0.16	9,267	0.18	9,170	0.15

Federal funds purchased and securities sold under repurchase agreements	15	0.12	24	0.15	4	0.11	166	0.08	52	0.09
Other borrowings	917	4.97	922	4.97	797	4.97	697	5.09	834	4.99
Total interest-bearing liabilities	10,136	0.57	10,088	0.59	9,868	0.55	10,130	0.51	10,056	0.55
Noninterest-bearing deposits	14,182		12,799		11,881		10,950		12,459
Other liabilities	506		471		379		396		438
Total equity	2,432		2,297		2,234		2,169		2,283
Total liabilities and equity	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Net interest spread		2.92%		3.23%		3.60%		3.46%		3.30%
Net interest margin		3.27%		3.58%		3.91%		3.74%		3.61%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 5,204	3.89%	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,818	4.11%
Commercial real estate mortgages	2,077	5.12	1,944	5.30	1,904	5.67	1,924	5.56	1,963	5.40
Residential mortgages	3,739	4.49	3,717	4.74	3,663	4.78	3,563	4.81	3,671	4.70
Real estate construction	328	5.08	347	4.65	395	5.10	448	4.56	379	4.84
Equity lines of credit	732	3.58	731	3.55	730	3.59	733	3.57	731	3.57
Installment	133	4.87	130	4.94	131	4.88	151	4.81	136	4.88
Total loans and leases, excluding covered loans	12,213	4.30	11,797	4.47	11,516	4.64	11,256	4.67	11,698	4.51
Covered loans	1,554	11.06	1,664	10.65	1,770	8.70	1,811	7.78	1,699	9.48
Total loans and leases	13,767	5.05	13,461	5.23	13,286	5.19	13,067	5.11	13,397	5.14
Due from banks - interest-bearing	435	0.30	642	0.29	526	0.31	490	0.25	524	0.29
Federal funds sold and securities purchased under resale agreements	115	0.28	130	0.28	143	0.28	232	0.27	154	0.27
Securities	7,642	2.27	6,954	2.45	6,224	2.66	5,693	2.75	6,635	2.51
Other interest-earning assets	125	2.13	130	2.09	135	2.09	139	2.04	132	2.09
Total interest-earning assets	22,084	3.95	21,317	4.12	20,314	4.23	19,621	4.24	20,842	4.13
Allowance for loan and lease losses	(331)		(330)		(344)		(329)		(333)
Cash and due from banks	199		203		184		201		197
Other non-earning assets	1,742		1,809		1,856		1,885		1,822
Total assets	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,865	0.12%	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,768	0.16%
Money market accounts	6,467	0.18	6,900	0.35	6,683	0.43	6,452	0.45	6,626	0.35
Savings deposits	344	0.17	329	0.29	327	0.32	303	0.34	326	0.28
Time deposits - under $100,000	262	0.53	280	0.48	308	0.49	325	0.56	294	0.52
Time deposits - $100,000 and over	718	0.57	801	0.61	833	0.70	823	0.75	793	0.66
Total interest-bearing deposits	9,656	0.20	10,037	0.34	9,858	0.41	9,675	0.43	9,807	0.34

Federal funds purchased and securities sold under repurchase agreements	2	0.06	--	0.07	10	0.07	--	0.00	3	0.07
Other borrowings	701	4.96	804	4.46	855	4.36	858	4.41	804	4.53
Total interest-bearing liabilities	10,359	0.52	10,841	0.64	10,723	0.72	10,533	0.75	10,614	0.66
Noninterest-bearing deposits	10,844		9,688		8,927		8,509		9,499
Other liabilities	355		353		307		338		338
Total equity	2,136		2,117		2,053		1,998		2,077
Total liabilities and equity	$ 23,694		$ 22,999		$ 22,010		$ 21,378		$ 22,528

Net interest spread		3.43%		3.48%		3.51%		3.49%		3.47%
Net interest margin		3.70%		3.79%		3.85%		3.84%		3.79%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2012					2011
	Fourth	Third	Second	First	Year To	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	53,566	53,425	53,105	52,741	53,211	52,488	52,481	52,462	52,320	52,439
Average - Diluted	53,743	53,711	53,373	53,021	53,475	52,750	52,720	52,977	52,894	52,849
Period-end	53,216	53,190	52,822	52,661		52,499	52,484	52,475	52,440
Book value for shareholders	$ 43.89	$ 43.81	$ 42.70	$ 41.77		$ 40.86	$ 40.40	$ 39.24	$ 37.86
Closing price:
High	$ 52.60	$ 54.48	$ 54.63	$ 54.44	$ 54.63	$ 45.10	$ 55.54	$ 58.75	$ 62.90	$ 62.90
Low	47.27	48.20	46.39	45.39	45.39	36.01	37.76	52.02	55.65	36.01
Period-end	49.52	51.51	48.58	52.47		44.18	37.76	54.25	57.05

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 18,627	$ 17,174	$ 16,723	$ 15,840		$ 15,305	$ 14,926	$ 14,286	$ 13,551
Tier 1 common shareholders' equity	$ 1,578	$ 1,566	$ 1,597	$ 1,611		$ 1,565	$ 1,530	$ 1,493	$ 1,449
Percentage of risk-weighted assets (2)	8.47%	9.12%	9.55%	10.17%		10.22%	10.25%	10.45%	10.69%
Tier 1 capital	$ 1,753	$ 1,571	$ 1,602	$ 1,616		$ 1,570	$ 1,535	$ 1,523	$ 1,479
Percentage of risk-weighted assets	9.41%	9.15%	9.58%	10.20%		10.26%	10.28%	10.66%	10.91%
Total capital	$ 2,332	$ 2,133	$ 2,160	$ 2,013		$ 1,963	$ 1,923	$ 1,905	$ 1,853
Percentage of risk-weighted assets	12.52%	12.42%	12.91%	12.71%		12.83%	12.88%	13.34%	13.68%
Tier 1 leverage ratio	6.60%	6.29%	6.74%	6.98%		6.77%	6.82%	7.09%	7.09%

Period-end equity to period-end assets	8.75%	8.88%	9.09%	9.15%		9.06%	9.18%	9.25%	9.29%
Period-end common shareholders' equity to period-end assets	8.16%	8.88%	9.09%	9.15%		9.06%	9.18%	9.14%	9.18%

Average equity to average assets	8.92%	8.95%	9.17%	9.17%	9.05%	9.02%	9.21%	9.33%	9.35%	9.22%
Average common shareholders' equity to average assets	8.59%	8.95%	9.17%	9.17%	8.96%	9.02%	9.10%	9.22%	9.23%	9.14%

Period-end tangible equity to period-end tangible assets (2)	6.50%	6.41%	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%
Period-end tangible common shareholders' equity to period-end tangible assets (2)	5.89%	6.41%	6.88%	7.13%		7.01%	7.07%	6.97%	6.91%

Average tangible equity to average tangible assets (2)	6.55%	6.45%	7.01%	7.12%	6.77%	6.96%	7.08%	7.11%	7.05%	7.05%
Average tangible common shareholders' equity to average tangible assets (2)	6.21%	6.45%	7.01%	7.12%	6.68%	6.96%	6.98%	6.99%	6.93%	6.96%

Senior Debt Credit Ratings
For The Period Ended December 31, 2012			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio, tangible equity to tangible assets ratio, and tangible common shareholders' equity to tangible assets ratio are non-GAAP financial measures. See page 15 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2012					2011
	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049	$ 43,860	$ 41,398	$ 47,471	$ 39,692	$ 172,421
Less: Earnings allocated to participating securities	652	842	788	738	3,008	690	655	759	578	2,678
Earnings allocated to shareholders	$ 46,594	$ 58,938	$ 53,970	$ 45,527	$ 205,041	$ 43,170	$ 40,743	$ 46,712	$ 39,114	$ 169,743

Weighted average shares outstanding	53,566	53,425	53,105	52,741	53,211	52,488	52,481	52,462	52,320	52,439

Basic earnings per common share	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85	$ 0.82	$ 0.78	$ 0.89	$ 0.75	$ 3.24

Diluted EPS:
Earnings allocated to shareholders (1)	$ 46,594	$ 58,941	$ 53,972	$ 45,530	$ 205,050	$ 43,173	$ 40,745	$ 46,718	$ 39,119	$ 169,759

Weighted average shares outstanding	53,566	53,425	53,105	52,741	53,211	52,488	52,481	52,462	52,320	52,439
Dilutive effect of equity awards	177	286	268	280	264	262	239	515	574	410
Weighted average diluted shares outstanding	53,743	53,711	53,373	53,021	53,475	52,750	52,720	52,977	52,894	52,849

Diluted earnings per common share	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83	$ 0.82	$ 0.77	$ 0.88	$ 0.74	$ 3.21

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2012		2011
		Fourth	Third	Fourth
(In thousands)		Quarter	Quarter	Quarter

Summary Totals
Net impairment income (expense) (Sum of A)		$ 3,517	$ 2,639	$ (52)
Other covered asset (expense) income, net		(720)	(837)	394
Total income, net		$ 2,797	$ 1,802	$ 342

Interest income (1)
Income on loans paid-off or fully charged-off		$ 17,536	$ 22,164	$ 18,902

Provision for losses on covered loans
Provision for losses on covered loans	A	6,498	18,089	17,667

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
Gain on indemnification asset	A	$ 10,070	$ 21,426	$ 17,675
Indemnification asset accretion		(4,818)	(4,258)	(3,775)
Net FDIC reimbursement for OREO and loan expenses		8,020	7,612	13,858
Removal of indemnification asset for loans paid-off or fully charged-off		(5,896)	(9,731)	(5,955)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(1,500)	(2,834)	(4,714)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(2,042)	(1,219)	(1,543)
Loan recoveries shared with FDIC		(6,303)	(8,631)	(7,853)
Increase in FDIC clawback liability	A	(55)	(698)	(60)
Total FDIC loss sharing (expense) income, net		(2,524)	1,667	7,633

Gain on disposal of assets
Net gain on sale of OREO		2,593	1,524	1,927

Other income
Net gain on transfers of covered loans to OREO		1,926	4,907	6,824
Amortization of fair value on acquired unfunded loan commitments		408	192	558
OREO income		977	428	406
Other		(636)	(632)	(745)
Total other income		2,675	4,895	7,043
Total noninterest income related to covered assets		$ 2,744	$ 8,086	$ 16,603

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 4,115	$ 4,267	$ 9,984
Holding costs and foreclosure expense		3,878	3,522	4,890
Total other real estate owned		7,993	7,789	14,874

Legal and professional fees		2,977	2,541	2,609

Other operating expense
Other covered asset expenses		15	29	13

Total noninterest expense related to covered assets (3)		$ 10,985	$ 10,359	$ 17,496

Total income, net		$ 2,797	$ 1,802	$ 342

Note: Certain prior period balances have been reclassified to conform to current period presentation.
(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity and tangible common shareholders' equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common shareholders' equity to tangible assets is a non-GAAP financial measure that represents tangible equity less preferred stock and noncontrolling interest divided by total assets less identifiable intangible assets and goodwill. Management reviews both these measures in evaluating the company's capital levels and has included these ratios in response to market participant interest in tangible equity and tangible common shareholders' equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2012					2011
	Fourth	Third	Second	First	Year to	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Date	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,505,318	$ 2,330,324	$ 2,255,365	$ 2,199,565		$ 2,144,849	$ 2,120,465	$ 2,084,010	$ 2,010,627
Less: Goodwill and other intangibles	(690,761)	(691,765)	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible equity (A)	1,814,557	1,638,559	1,666,251	1,677,848		1,622,096	1,596,362	1,557,803	1,483,208
Less: Preferred stock	(169,920)	--	--	--		--	--	--	--
Less: Noncontrolling interest	--	--	--	--		--	--	(25,089)	(25,089)
Tangible common shareholders' equity (B)	$ 1,644,637	$ 1,638,559	$ 1,666,251	$ 1,677,848		$ 1,622,096	$ 1,596,362	$ 1,532,714	$ 1,458,119

Total assets	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489		$ 23,666,291	$ 23,104,260	$ 22,526,089	$ 21,635,932
Less: Goodwill and other intangibles	(690,761)	(691,765)	(589,114)	(521,717)		(522,753)	(524,103)	(526,207)	(527,419)
Tangible assets (C)	$ 27,927,731	$ 25,559,763	$ 24,212,859	$ 23,516,772		$ 23,143,538	$ 22,580,157	$ 21,999,882	$ 21,108,513

Period-end tangible equity to period-end tangible assets (A)/(C)	6.50%	6.41%	6.88%	7.13%		7.01%	7.07%	7.08%	7.03%
Period-end tangible common shareholders' equity	5.89%	6.41%	6.88%	7.13%		7.01%	7.07%	6.97%	6.91%

Average Balance:
Total equity	$ 2,432,264	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,283,489	$ 2,136,215	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,076,721
Less: Goodwill and other intangibles	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible equity (D)	1,741,289	1,609,530	1,667,422	1,646,566	1,666,252	1,613,009	1,591,949	1,526,375	1,469,801	1,550,791
Less: Preferred stock	(90,501)	--	--	--	(22,749)	--	--	--	--	--
Less: Noncontrolling interest	--	--	--	--	--	--	(23,822)	(25,089)	(25,110)	(18,451)
Tangible common shareholders' equity (E)	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503	$ 1,613,009	$ 1,568,127	$ 1,501,286	$ 1,444,691	$ 1,532,340

Total assets	$ 27,255,859	$ 25,654,594	$ 24,362,546	$ 23,644,899	$ 25,236,172	$ 23,694,160	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,527,750
Less: Goodwill and other intangibles	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)	(523,206)	(525,300)	(527,072)	(528,205)	(525,930)
Tangible assets (F)	$ 26,564,884	$ 24,967,370	$ 23,795,557	$ 23,122,717	$ 24,618,935	$ 23,170,954	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 22,001,820

Average tangible equity to average tangible assets (D)/(F)	6.55%	6.45%	7.01%	7.12%	6.77%	6.96%	7.08%	7.11%	7.05%	7.05%
Average tangible common shareholders' equity to average tangible assets (E)/(F)	6.21%	6.45%	7.01%	7.12%	6.68%	6.96%	6.98%	6.99%	6.93%	6.96%

(b) Tier 1 common shareholders' equity to risk-weighted assets

Tier 1 common shareholders' equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included these ratios in response to market participants' interest in the Tier 1 common shareholders' equity to risk-weighted assets ratio.

	2012				2011
	Fourth	Third	Second	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,753,312	$ 1,570,778	$ 1,602,398	$ 1,616,099	$ 1,570,101	$ 1,534,831	$ 1,523,269	$ 1,478,820
Less: Preferred stock	(169,920)	--	--	--	--	--	--	--
Less: Noncontrolling interest	--	--	--	--	--	--	(25,089)	(25,089)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common shareholders' equity (A)	$ 1,578,237	$ 1,565,623	$ 1,597,243	$ 1,610,944	$ 1,564,946	$ 1,529,676	$ 1,493,025	$ 1,448,576

Risk-weighted assets (B)	$ 18,627,165	$ 17,174,382	$ 16,722,999	$ 15,839,944	$ 15,305,328	$ 14,925,715	$ 14,285,572	$ 13,551,318

Tier 1 common shareholders' equity to risk-weighted assets (A)/(B)	8.47%	9.12%	9.55%	10.17%	10.22%	10.25%	10.45%	10.69%

CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

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         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

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